UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                  SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

                                (Amendment No. )

Filed by the Registrant [X]
Filed by a party other than the Registrant [ ]

Check the appropriate box:

[ ]      Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ]      Soliciting Material Pursuant to  Section 240.14a-11(c) or
         Section 240.14a-12

                           DECORATOR INDUSTRIES, INC.
                           --------------------------
                (Name of Registrant as Specified in Its Charter)

                    ----------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

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

                           DECORATOR INDUSTRIES, INC.
                        10011 PINES BOULEVARD, SUITE 201
                            PEMBROKE PINES, FL 33024

                           NOTICE OF ANNUAL MEETING OF

                      STOCKHOLDERS TO BE HELD MAY 15, 2007

TO THE STOCKHOLDERS OF DECORATOR INDUSTRIES, INC.

         Notice is hereby given that the annual meeting of the stockholders of Decorator Industries, Inc. will be held at Suite 201, 10011 Pines Blvd., Pembroke Pines, Florida, on May 15, 2007 at 9:30 A.M., local time, for the purpose of:

         (a)      Electing two directors.

         (b) Transacting such other business as may properly come before the meeting or any adjournment thereof.

         The Board of Directors fixed the close of business on April 2, 2007 as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting.

         Copies of the Company's proxy statement for the meeting and annual report to stockholders for the fiscal year ended December 30, 2006 are furnished herewith.

         PLEASE SIGN AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED. NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES. YOUR PROMPT COMPLIANCE WITH THIS REQUEST WILL BE APPRECIATED AND WILL ASSIST IN OBTAINING A QUORUM. YOUR PROXY MAY BE WITHDRAWN AT ANY TIME PRIOR TO ITS EXERCISE BY GIVING NOTICE TO THE UNDERSIGNED.

                       By Order of the Board of Directors

                               MICHAEL K. SOLOMON
                                    Secretary

April 10, 2007

                                 PROXY STATEMENT

                           DECORATOR INDUSTRIES, INC.
                              10011 Pines Boulevard
                            Pembroke Pines, FL 33024

                                 April 10, 2007

         This statement is furnished in connection with the solicitation of proxies to be used at the annual meeting of stockholders of Decorator Industries, Inc. (the "Company"), to be held May 15, 2007 at the place and time and for the purposes set forth in the foregoing Notice of Annual Meeting, and at any adjournment thereof. This proxy statement and the enclosed form of proxy and annual report for 2006 were mailed to stockholders on or about April 10, 2007.

         Proxies in the form enclosed are solicited on behalf of the Board of Directors of the Company. The cost of preparing, assembling and mailing the notice of annual meeting, proxy statement and form of proxy is to be borne by the Company. In addition to the solicitation of proxies by use of the mails, directors, officers or other employees of the Company may solicit proxies personally or by telephone or other means and the Company may request certain persons holding stock in their names or in the names of their nominees to obtain proxies from and send proxy material to the principals and will reimburse such persons for their expenses in so doing.

         The accompanying proxy may be revoked by the stockholder at any time prior to its use by giving notice of such revocation either personally or in writing to Michael K. Solomon, Secretary of the Company, 10011 Pines Blvd. Suite 201, Pembroke Pines, FL 33024. Unless the proxy shall have been properly revoked, the shares represented by proxies in the enclosed form will be voted. Each such proxy will be voted as directed, but if no direction is indicated, it will be voted FOR the election of the Board of Directors' nominees named below.

         Only holders of record of the Company's Common Stock, par value $.20 per share ("Common Stock"), at the close of business on April 2, 2007 will be entitled to vote at the meeting. As of March 31, 2007, there were 3,003,679 shares of Common Stock outstanding, the holders of which are entitled to one vote per share, except for cumulative voting in the election of directors, as explained below.

         A quorum for the transaction of business at the annual meeting will require the presence, in person or by proxy, of stockholders entitled to cast at least a majority of the total number of votes entitled to be cast at the meeting. Directors will be elected at the meeting by a plurality of the votes cast. Abstentions and broker non-votes are counted as shares present for determination of a quorum but are not counted as affirmative or negative votes and are not counted in determining the number of votes cast on any matter.

         Stockholders are entitled to cumulative voting in the election of directors, which means that a stockholder is entitled to a number of votes equal to the number of shares held by such stockholder multiplied by the number of directors to be elected, and the stockholder may cast all of such votes for one nominee or divide them between the two nominees.

                              ELECTION OF DIRECTORS

         The Board of Directors consists of three classes of directors with staggered terms. A purpose of the meeting is the election of two directors to serve for a term of three years. The last two columns of the tables below give information regarding the Common Stock beneficially owned by the nominee or director as of the close of business on March 31, 2007. The percentages in the last column were computed by dividing the number of shares beneficially owned by the total of the number of shares of Common Stock outstanding and the number of shares of Common Stock, if any, which the named nominee or director was entitled to acquire within 60 days of March 31, 2007 through the exercise of stock options. Mr. Bassett is trustee of the Trust under the Stock Plan for Non-Employee Directors (the "Trust").

NOMINEES FOR ELECTION AS DIRECTORS

         Information regarding the nominees for election as directors is set forth below:

                                                                                       Common Shares      Percent
                                                                        Director       Beneficially         of
        Name                Age           Principal Occupation           Since            Owned            Class
---------------------       ---      -----------------------------      --------      --------------      -------
William A. Bassett          70       Chairman of the Board,              1980         339,112 (1)         11.17%
                                     President and Chief Executive
                                     Officer of the Company
William A. Bassett, as                                                                 71,091 (2)          2.37%
Trustee for the Trust

Thomas L. Dusthimer         72       Consultant to and Retired           1997           1,250 (3)             --
                                     Director of Key Bank Elkhart

----------

(1)      Includes 31,250 optioned shares which may be acquired within 60 days.

(2)      Mr. Bassett disclaims beneficial ownership of these shares.

(3)      Excludes 19,791 shares held in the Trust for Mr. Dusthimer.

         William A. Bassett has been President of the Company since 1980, Chief Executive Officer since 1993 and Chairman of the Board since 1994.

         Thomas L. Dusthimer has served as a consultant to and director of Key Bank (Elkhart, Indiana District) since 1992. From 1973 until his retirement in 1992, Mr. Dusthimer served in various executive positions, including President, Chief Executive Officer and Chairman, with Ameritrust Indiana Corporation and Ameritrust National Bank.

         The above persons were nominated for the office of director by the present Board of Directors, upon the recommendation of the Nominating Committee. Such persons have advised the Company that they are willing to serve as directors for the term for which they are standing for election. If at the time of the meeting either of the nominees should be unable or unwilling to serve as a director for any reason, it is intended that the enclosed proxy will be voted for the election of such person, if any, as is designated by the Board of Directors to replace such nominee, unless the proxy withholds authority to vote for nominees.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOREGOING NOMINEES.

DIRECTORS WHOSE TERMS CONTINUE AFTER THE MEETING

         Information regarding the directors whose terms of office continue after the annual meeting is set forth below:

                                                                                                 Common Shares       Percent
                                                                        Director      Term       Beneficially          of
        Name                Age           Principal Occupation           Since       Expires        Owned             Class
---------------------       ---      -----------------------------      --------     -------     --------------      -------
William C. Dixon            49       President and CEO of                 2002        2008         1,000 (1)              --
                                     BFD of Metro Washington, Inc.

Terrence H. Murphy          56       Attorney                             2005        2008            -- (1)              --

Joseph N. Ellis             78       Management Consultant                1993        2009         2,500 (1)              --

Ellen Downey                54       Retired Treasurer                    1997        2009         1,562 (1)              --
                                     Ryder Systems, Inc

----------
(1) Excludes shares held in the Trust of 6,718 for Mr. Dixon, 1,726 for Mr. Murphy, 21,785 for Mr. Ellis, and 21,071 for Ms. Downey.

         William C. Dixon is President and CEO of BFD of Metro Washington, Inc. He is also President and CEO of KHF of Metro Washington, Inc. BFD was established in 2002; KHF was established in 2005, and both companies operate furniture stores in the Washington, DC market. Mr. Dixon was President and CEO of Barnes Furniture Co., Inc. from 1998 to 2005. Barnes is a privately held retail furniture company. Mr. Dixon is the nephew of William A. Bassett.

         Terrence H. Murphy is a shareholder in Buchanan Ingersoll & Rooney, a Professional Corporation, a law firm with offices in Pittsburgh, Philadelphia and Harrisburg, Pennsylvania, and other cities. Buchanan Ingersoll & Rooney serves as legal counsel to the Company.

         Joseph N. Ellis founded La Salle-Deitch Co., Inc., a distributor of products for the manufactured housing and recreational vehicle industry in 1963, and served as its President, Chief Executive Officer and Chairman from 1971 until his retirement in 1992.

         Ellen Downey was employed by Ryder Systems, Inc. in various financial positions from 1978 to 1991 and from 1991 to 1993 served as Vice President and Treasurer of that company.

         At March 31, 2007, the officers and directors of the Company as a group had sole or shared voting or investment power as to 455,965 shares of the Company's Common Stock, which together with 73,170 optioned shares that could be acquired within 60 days after March 31, 2007, would constitute 17.20% of the total shares then outstanding.

DIRECTOR INDEPENDENCE

         All directors and nominees for director, except Mr. Bassett, are independent as defined in the Company Guide of the American Stock Exchange LLC.

ATTENDANCE AT STOCKHOLDER MEETINGS

         Directors are expected to attend all stockholder meetings if reasonably possible. All members of the Board attended the originally scheduled 2006 annual meeting of stockholders.

CODE OF ETHICS

         The Company has adopted a Code of Conduct and Ethics which covers all directors, officers, and managers of the Company. It was filed as Exhibit 14 to the Company's Annual Report on Form 10-K for the fiscal year ended January 3, 2004.

                          BOARD AND COMMITTEE MEETINGS

         The Board of Directors has the following committees: Audit Committee, Compensation Committee, and Nominating Committee.

         During the fiscal year 2006, the Board of Directors held four meetings.

         The Audit Committee consists of Joseph N. Ellis (Chairman), Ellen Downey, Thomas L. Dusthimer and William C. Dixon. The Audit Committee met four times during 2006. See "Audit Committee Report" herein.

         The Compensation Committee consists of Thomas L. Dusthimer (Chairman), Joseph N. Ellis, and Ellen Downey. The function of the Compensation Committee is to determine the salary, bonus and benefits for the Chief Executive Officer of the Company and to recommend to the Board the salary, bonus and benefits for all other officers. The Compensation Committee met once in 2006. See "Compensation Discussion and Analysis" herein.

         The Nominating Committee consists of Ellen Downey (Chairwoman), Joseph
N. Ellis, and Thomas L. Dusthimer. The function of the Nominating Committee is to recommend to the Board persons to be nominated by the Board for election as directors and persons to be elected by the Board to fill any vacancies on the Board. The Nominating Committee met once in 2006. See "Nominating Committee Report" herein.

         During the year 2006, all directors attended at least 75% of the total number of meetings of the Board of Directors and the committees of which he or she was a member.

                             PRINCIPAL STOCKHOLDERS

         See "Nominees For Election As Directors" above for the stockholding of William A. Bassett, Chairman of the Board, President and Chief Executive Officer of the Company.

         Robert E. Robotti of New York, New York reported on his Schedule 13D/A dated March 23, 2007 shared voting and dispositive power with respect to 686,547 shares (22.86%) of the Company's Common Stock, including 450,080 shares reported by Robotti & Company Advisors, LLC and 225,918 shares reported by The Ravenswood Investment Company, L.P., and Kenneth R. Wasiak of New York, New York reported on the same Schedule 13D shared voting and dispositive power with respect to 230,683 of those shares (7.68%).

         FMR Corp. of Boston, Massachusetts has reported on its Schedule 13G/A dated February 14, 2006 that Fidelity Management & Research Company, a wholly-owned subsidiary of FMR Corp. and a registered investment adviser, had sole investment power with respect to 243,515 shares (8.11%) of the Company's Common Stock. No further reports have been received from FMR Corp.

         Prides Capital Partners, L.L.C. of Boston, Massachusetts has reported on its Form 4 dated March 22, 2007 that it has shared voting and dispositive power with respect to 306,225 shares (10.19%) of the Company's Common Stock.

                             EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Philosophy

         The Company's executive compensation program is designed to accomplish various objectives. Compensation should align the interests of the executive officers with shareholders, reward the achievement of performance goals, be reasonable and reflect the value of the individual's qualifications and performance, and should be comprehendible and transparent.

         In order to help fulfill these principles, the Company has identified the following objectives of its executive compensation program:

         o Compensation levels must be adequately competitive in order to attract and retain qualified individuals and to motivate these individuals to achieve outstanding results;

         o A substantial portion of total compensation should be dependent upon achievement of the Company's operating performance goals; and that such individuals with greater responsibilities should receive a proportionally greater benefit when performance exceeds expectations;

         o The number of different types of compensation should be kept to a minimum, and that those provided should be easily understood and communicated to management, directors, and shareholders;

         o Executive compensation should be set at reasonable levels to provide a sense of fairness and responsibility to employees and shareholders alike.

         The Company's compensation practices have reflected its commitment to these principles and objectives. The Company's only employment agreement with any of its executive officers is an employment and related consulting agreement with Mr. Bassett, outlined later in this section. This agreement was signed in order to ensure experienced leadership for the years to come. The only equity incentives offered are for the issuance of stock options, and the Company does not permit discounted stock options, reload stock options, stock grants, stock appreciation rights, or other types of equity awards. The only type of retirement plan is the Company's 401(k) plan available to all employees with over one year of service.

         Executive officers with over three months of service qualify for participation in Company medical, disability, and life insurance programs. Executive officers also receive the use of a company auto in order to fulfill the travel that is frequently required of them.

         Executive officers who make a disqualifying disposition of incentive stock options may qualify for a bonus. The bonus is calculated so that the Company and the executive officer share approximately equal after-tax benefits resulting from the disqualifying disposition.

         For the year 2006 and subsequent years, the Compensation Committee, composed of independent directors, determined the salary, bonus and benefits of the Chief Executive Officer and recommended to the Board the salary, bonus and benefits of the other officers of the Company. In determining the compensation of the Chief Executive Officer, the Compensation Committee considered (i) the compensation package as a whole, including his or her salary, bonus, stock options and other perquisites, (ii) his or her performance both quantitatively and qualitatively, (iii) whether the financial goals of the Company, including both sales growth and return on equity have been met, (iv) the sales/revenue increases of the Company, (v) the compensation packages of other companies of similar size and in the Company's line of business, to the extent such information is available, and (vi) such other factors as the Committee may deem relevant at the time.

Elements of Executive Compensation

         The Company's executive compensation program has three primary elements: base salary, annual performance based cash bonuses, and stock options. The Company believes that these components combine to provide a reasonable total compensation package for executive officers.

Base Salary

         The Company pays a base salary to provide for a fixed amount of compensation for the fiscal year. This is consistent with competitive practices to help attract and retain qualified leadership in those positions. The Board of Directors has approved the salaries of the executive officers of the Company on an annual basis. In approving the salaries, the Board considered the size of the Company, its performance during the previous fiscal year, the responsibilities and performance of the executive officer, and such other factors as the directors wished to consider. No pre-determined formula or guidelines were used, and no specific weight was given to any one factor.

Cash Bonus

         Cash bonuses can help encourage achievement of its financial and operating goals and to reward executive officers for outstanding performance. Individuals are eligible for cash bonuses based on the Company's and individuals performance in the previous fiscal year. Bonuses for executive officers are discussed by the Compensation Committee shortly after the finish of a fiscal year and are paid shortly thereafter. The Company sets no pre-determined formula for the calculation of this bonus; rather, it looks at total overall performance, of both the individual and the Company for the past fiscal year, in the determination of this bonus.

Incentive Stock Options

         The Company also makes use of incentive stock options. These options compensate individuals for their performance, as well as provide an incentive to improve the Company's performance by motivating the executives to exert their best efforts on behalf of the Company.

         In 2006, the Company's stockholders approved the 2006 Incentive Stock Option Plan. This plan provides for the issuance of up to 250,000 shares of the Company's stock. The Company also has outstanding stock options from a previous stock option plan with similar terms that have been used to motivate and reward employees.

         Stock options are typically granted by the Compensation Committee after the end of a fiscal year, except in unusual circumstances. Stock options are usually granted to a group of executive officers and key employees at the same time, based on an evaluation by the Compensation Committee, with the exact number of options granted to each officer or individual dependent on their performance and level of responsibility.

         No options have been granted on a group basis since March 2004, when options for 74,700 shares were granted to a group of 15 individuals. However, in 2005, William Johnson, Executive Vice President, was granted options for 17,500 shares. This was an unusual circumstance which related both to the availability of more options to grant due to forfeitures from the 1995 Incentive Stock Option Plan, as well as recognition of a significant increase in performance and responsibility by Mr. Johnson.

Other Compensation

         The amounts shown in the Summary Compensation Table below, under the heading "All Other Compensation", represent Company contributions to the 401(k) Retirement Savings Plan, medical/dental reimbursement plan payments, premiums paid by the Company on life and long-term disability and insurance policies, country club memberships, and personal use of Company vehicles. The Company may also make payments to executive officers after a disqualifying sale of an incentive stock option that results in a tax benefit to the Company; however, no such disqualifying dispositions occurred in 2006.

EMPLOYMENT AGREEMENT

         The Company amended its employment agreement with Mr. Bassett in July 2003 and in May 2004. The amendments extended his employment until December 31, 2007 (the "First Term"). For the five years commencing January 1, 2008, the Company will employ Mr. Bassett as an employee/consultant (the "Second Term"). His salary during the First Term shall be no less than $336,000 per annum, to be payable no less frequently than equal monthly installments. He will be eligible for annual increases and bonuses commensurate with his and the Company's performance during the preceding year, the payment and amount of which is to be at the discretion of the Compensation Committee of the Board of Directors.

         During the Second Term, Mr. Bassett will receive compensation of at least 70% of either his salary for 2007, or the average of his salary for 2005, 2006, and 2007, whichever is greater, payable in not less than equal monthly installments. In addition, the Company will maintain a long term care policy for Mr. Bassett and his wife for the Second Term. The Company shall also continue, maintain and pay the premiums on a $1,000,000 insurance policy and a $1,000,000 key man insurance policy on the life of Mr. Bassett, the proceeds of which key man insurance less the death benefits payable under the terms of his employment agreement, shall be payable to Mr. Bassett or his personal representative or named beneficiary.

COMPENSATION COMMITTEE REPORT

         The Compensation Committee has reviewed the Compensation Discussion and Analysis and discussed it with management. Based on its review and discussions with management, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

         Compensation Committee: Thomas L. Dusthimer (Chairman), Joseph N. Ellis, and Ellen Downey.

SUMMARY OF COMPENSATION

         The following table shows the compensation of the executive officers of the Company for fiscal 2006. There were no stock or option awards, and the Company does not maintain any nonqualified deferred compensation plans..

                           SUMMARY COMPENSATION TABLE

                                                                      All
                                                                     Other
         Name and               Fiscal                            Compensation   Total
     Principal Position          Year    Salary ($)   Bonus ($)     ($) (1)       ($)
---------------------------     ------   ----------   ---------   ------------   -------
William A. Bassett
Chairman of the Baord,          2006     350,000      20,000      44,572         414,572
President and Chief
Executive Officer

Michael K. Solomon              2006     152,000      10,000      10,700         172,700
Vice President, Treasurer,
Chief Financial Officer and
Secretary

William A. Johnson              2006     144,750      10,000      13,188         167,938
Executive Vice President
and Controller

----------
(1) Medical/dental reimbursement plan payments, country club memberships, personal use of Company vehicles, premiums paid by the Company on life and long-term disability insurance policies, and Company contributions to the 401(k) Retirement Savings Plan. Included in this total for Mr. Bassett are premiums on his life insurance benefits which totaled $25,368 in 2006.

         Mr. Solomon, age 57, has been Vice President of the Company since 1994, Treasurer and Chief Financial Officer since 1985, and Secretary since March 2005. He beneficially owns 89,420 shares of Common Stock, including 19,420 optioned shares that may be acquired within 60 days of March 31, 2007.

         Mr. Johnson, age 47, has been Controller of the Company since January 1997, an officer of the Company since June 1998, and Executive Vice President of the Company since February 2007. He beneficially owns 23,200 shares of Common Stock, including 22,500 optioned shares that may be acquired within 60 days of March 31, 2007.

         The Company's medical and dental reimbursement plan provides reimbursement to the corporate and certain divisional officers of the Company and their dependents (as defined in Section 152 of the Internal Revenue Code) for their medical and dental expenses. Benefits under the plan are limited to 10% of the participant's compensation during the plan year. The plan also prohibits any participant from receiving "double reimbursement"; i.e., if a participant receives reimbursement from another source, he or she must remit to the Company benefits received under the plan.

         On September 1, 1998 the Company began a 401(k) Retirement Savings Plan which is available to all eligible employees. To be eligible for the plan, the employee must be at least 21 years of age and have completed one year of employment. Eligible employees may contribute up to 75% of their earnings with a maximum of $15,000 for 2006 ($20,000 for employees over 50 years of age) based on the Internal Revenue Service annual contribution limit. Up until December 31, 2005, the Company matched 25% of the first 4% of the employee's contributions up to 1% of the employee's earnings. As of January 1, 2006, the Company began matching 25% of the first 6% of the employee's contributions up to 1.5% of the employee's earnings. Contributions are invested at the direction of the employee in one or more funds. Company contributions begin to vest after two years.

GRANT OF PLAN BASED AWARDS

         The Company does not maintain an incentive plan that grants or authorizes specific awards at predetermined thresholds or targets.

OUTSTANDING EQUITY-BASED AWARDS

         In February 2006 the Board of Directors adopted, and in May 2006 the stockholders approved, the Company's 2006 Incentive Stock Option Plan (the "2006 Plan") which has a term of ten years. The 2006 Plan authorizes the issuance of up to 250,000 shares of Common Stock pursuant to stock options granted to key employees of the Company. The purchase price of optioned shares must be the fair market value of the Common Stock on the date of grant, and the maximum term of the options is ten years; in the case of options granted to employees who own more than 10% of the outstanding Common Stock, however, the purchase price must be 110% of the fair market value of the Common Stock on the date of grant and the term of the option cannot exceed five years. The number of shares that may be issued under the 2006 Plan, the number of optioned shares and the purchase price per share are subject to adjustment for stock splits, stock dividends, reclassifications and the like.

         Outstanding equity awards at year end were all from the Company's 1995 Incentive Stock Option Plan. No options have as yet been granted under the 2006 Plan, and no stock awards have been made.


                 OUTSTANDING OPTION AWARDS AT DECEMBER 30, 2006

                          Number of     Number of
                            Shares        Shares
                         Underlying     Underlying
                         Unexercised   Unexercised
                           Options        Options        Exercise
                             (#)            (#)           Price         Option
                         -----------   -------------     Per Share    Expiration
      Name               Exercisable   Unexercisable        ($)          Date
------------------       -----------   -------------     ---------     ---------
William A. Bassett            31,250               -          5.86     10/9/2012
Michael K. Solomon            12,500               -          8.10      3/3/2008
Michael K. Solomon             5,000               -          7.00     6/11/2009
Michael K. Solomon             1,280           1,920          8.06      3/5/2014
William A. Johnson            12,500               -          5.86     10/9/2012
William A. Johnson             2,000           3,000          8.06      3/5/2014
William A. Johnson             1,000           4,000          8.25      3/4/2015
William A. Johnson             2,500          10,000          9.30      4/1/2015

OPTION EXERCISES

         The following table sets forth option exercises by the Company's executive officers during fiscal 2006. No stock awards have been made to executive officers.

                    OPTION EXERCISES DURING FISCAL 2006

                                             Option Awards
                                ----------------------------------
                                Number of Shares
                                   Acquired on      Value Realized
               Name                 Exercise         on Exercise
         ------------------     ----------------   ---------------
         Willam A. Bassett                26,041           $91,144
         Michael K. Solomon                   --                --
         William A. Johnson                   --                --

         Mr. Bassett exercised his options via constructive exercise on February 10, 2006. He paid the exercise price for the exercise of 26,041 options by offering constructive delivery of 15,060 shares owned for more than one year, resulting in a net acquisition of 10,981 shares.

PENSION BENEFITS

         The Company does not have a pension plan for any of its officers or employees and does not anticipate creating such a plan in the future.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

         With the exception of Mr. Bassett's employment contract as previously mentioned, or the Company's stock option plans, the Company does not maintain any such agreement, plan or arrangement with any officer regarding payments or benefits to its executive officers upon termination of employment or change in control. Mr. Bassett's employment contract guarantees his employment and consulting benefits through the end of December 2012. The Company's stock option plans provide that unvested options will, under certain circumstances, become immediately exercisable in the event of a dissolution, liquidation, or certain mergers involving the Company.

COMPENSATION OF DIRECTORS

         The following table sets forth information with respect to the compensation for fiscal 2006 of each of the Company's non-employee directors. Mr. Bassett's compensation is reported in the Summary Compensation Table above. He receives no additional compensation for his duties as Chairman of the Board.


                     DIRECTOR COMPENSATION FOR FISCAL 2006

                                                     Stock
                                                     Awards
                           Name                     ($) (1)
                     -------------------            -------
                     Joseph N. Ellis                19,000
                     Ellen Downey                   17,000
                     Thomas L. Dusthimer            17,000
                     William C. Dixon               17,000
                     Terrence H. Murphy             11,000

----------
(1) The dollar amount recognized for financial statement reporting purposes with respect to fiscal 2006.

         Directors who are not employees of the Company are paid an annual retainer fee of $11,000 for their scheduled services as directors, which includes four meetings per year. Directors are paid $2,000 for each additional meeting. Members of the Audit Committee are paid ($2,000 per meeting for chairman and $1,500 per meeting for other members) for attending Audit Committee meetings. All fees are paid quarterly in shares of the Company's Common Stock valued at their closing price on the American Stock Exchange on the third business day following the release of sales and earnings for the preceding fiscal year. Under the Company's Stock Plan for Non-Employee Directors, such directors may elect to defer receipt of their shares, until after they leave the Board, by having them delivered to the Trust established under the Plan.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Based on our records and other information, we believe that during the fiscal year 2006 all of our directors and executive officers complied with the reporting requirements of section 16(a) of the Securities Exchange Act of 1934 in a timely manner.

                             AUDIT COMMITTEE REPORT

         The Audit Committee of the Board of Directors serves as a focal point for communications among the Board, the outside auditors and management as their duties relate to financial accounting, reporting and internal controls. It reviews the overall plan of the annual independent audit, the financial statements, the scope of audit procedures, the performance of the Company's independent auditors, and the independent auditors' evaluation of internal controls. The Audit Committee assists the Board in fulfilling its fiduciary responsibilities as to accounting policies, financial reporting practices and the sufficiency of auditing with respect thereto; however, management has the primary responsibility for the financial statements and the financial reporting process. The Audit Committee is to select the Company's outside auditors and review and oversee any "related party transactions" with the Company.

         The Board has determined that the current members of the Committee, listed below, are "independent" as defined in Section 121A of the Company Guide of the American Stock Exchange, and in Rule 10A-3 under the Securities Exchange Act of 1934 and that the Committee qualifies under Section 121B(2) of the Company Guide. The Board of Directors has determined that Ellen Downey qualifies as an "audit committee financial expert" as defined by the rules of the Securities and Exchange Commission.

         The Audit Committee has reviewed and discussed with management the audited financial statements of the Company for the fiscal year ended December 30, 2006 and has also discussed with Louis Plung & Company, the Company's independent auditors for that fiscal year, their judgment as to the acceptability and quality of the Company's accounting principles and the other matters required by Statement on Auditing Standards 61 to be discussed with the independent auditors. In addition, the Audit Committee received from Louis Plung & Company the written disclosures and letter required by Independence Standards Board Standard No. 1 and has discussed with them their independence from the Company and its management. The Committee has also considered whether the provision of nonaudit services to the Company by Louis Plung & Company is compatible with maintaining their independence. Based on such review and discussions, the Audit Committee recommended to the Board that the audited financial statements for the fiscal year ended December 30, 2006 be included in the Company's Annual Report on Form 10-K for that fiscal year and for filing with the Securities and Exchange Commission.

Audit Committee: Joseph N. Ellis, Chairman, Ellen Downey, Thomas L. Dusthimer and William C. Dixon.

                           NOMINATING COMMITTEE REPORT

         The Board of Directors has adopted a Resolution which establishes the Nominating Committee and sets forth its functions. The Resolution provides as follows:

         The Nominating Committee of the Board of Directors shall consist of two or more directors, each of whom shall be an "Independent Director" as defined in the Company Guide of the American Stock Exchange LLC ("Amex"), and no director shall qualify as independent unless the Board affirmatively determines that he or she does not have a material relationship with the Company that would interfere with the exercise of independent judgment. The Committee shall elect its Chairperson from among its membership. The function of the Nominating Committee shall be to recommend to the Board persons to be nominated by the Board for election as directors and persons to be elected by the Board to fill any vacancies on the Board.

         No employee or Floor Member of the Amex may be nominated as a director of the Company. The Committee will consider for recommendation to the Board nominees proposed by the shareholders entitled to vote who deliver notice to the Secretary of the Company not less than 45 days nor more than 75 days prior to the first anniversary of the record date for the preceding year's annual meeting, commencing with the annual meeting in the year 2005.

         The members of the Nominating Committee shall hereafter be Ellen Downey (Chairperson), Joseph N. Ellis, and Thomas L. Dusthimer, each of whom is an Independent Director who has been determined by the Board not to have a material relationship with the Company that would interfere with the exercise of independent judgment.

         No shareholders proposed nominees for election as directors at this annual meeting. The two nominees approved by the Board were recommended by the Nominating Committee because of their experience and knowledge of the Company's business and industry. The Committee considered the following factors in evaluating proposed nominees:

o the needs of the Company with respect to the particular talents and experience of its incumbent directors;

o the knowledge, skills and experience of the candidate, including experience in the markets the Company services, business, finance, in light of prevailing business conditions, and the knowledge, skills and experience already possessed by other members of the Board;

o        experience with accounting rules and practices;

o        references obtained with respect to the candidate;

o the amount of time the candidate can devote to serving on the Board, and the number of other boards and board committees on which the candidate serves; and

o the desire to balance the considerable benefit of continuity with the periodic injection of fresh perspectives provided by new members.

         There are no stated minimum criteria for director nominees. None of the foregoing factors is an absolute requirement. The Nominating Committee will evaluate all of these factors, and others, as necessary to satisfy the Company's needs and objectives at the time a candidate is being considered. The Nominating Committee's goal is to assemble a Board of Directors that brings to the Company a variety of perspectives and skills derived from high quality business and professional experience.

                    SHAREHOLDER COMMUNICATIONS WITH DIRECTORS

         The Board has established a process for shareholders to communicate with members of the Board. The Chairperson of the Nominating Committee, with the assistance of the Company's Secretary, is primarily responsible for monitoring communications from shareholders and providing copies or summaries of such communications to the other directors, as he or she considers appropriate. Shareholders who wish to send communications to the Board may do so by writing:
Ellen Downey, Chairperson of the Nominating Committee, c/o the Company's Secretary, 10011 Pines Blvd. Suite 201, Pembroke Pines, FL 33024.

                             DISCRETIONARY AUTHORITY

         At the time of mailing copies of this proxy statement to stockholders, the election of directors was the only matter known by management that will be presented for action at the annual meeting of stockholders. Should any other matters come before the meeting, action may be taken thereon pursuant to proxies in the form enclosed, which confer discretionary authority upon the persons named therein or their substitutes with respect to any such business which may properly come before the meeting.

                             CONCERNING THE AUDITORS

         Louis Plung & Company are the independent public accountants of the Company and have been selected as the Company's independent public accountants for the current fiscal year by the Audit Committee. Representatives of such firm are not expected to be in attendance at the annual meeting.

AUDIT FEES

         The following table presents fees for professional audit services rendered by Louis Plung & Company for the audit of the Company's annual financial statements for the fiscal years ended December 30, 2006 and December 31, 2005, and fees billed for other services rendered by Louis Plung & Company during those periods.

        Audit Fees(1)      Audit Related Fees(2)      Tax Fees(3)      All Other Fees      Total
        -------------      ---------------------      -----------      --------------      -----
2006      $45,500                  --                  $25,000              --             $70,500
2005      $46,500             $17,000                  $21,500              --             $85,000

----------
(1) Professional services rendered for the audit of the Company's financial statements for the fiscal years ended December 30, 2006 and December 31, 2005, the audit of the Company's 401(k) plan, and the reviews of the financial statements included in the Company's Forms 10-Q for that fiscal year.
(2) Professional services rendered in 2005 for the restatement of the Company's fiscal 2004 interim financial statements.
(3) Professional services rendered for the preparation of the Company's federal, state, and local tax returns.

 POLICY ON AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND PERMISSIBLE NON-AUDIT
                        SERVICES OF INDEPENDENT AUDITOR

         The Audit Committee is responsible for the pre-approval of all audit and permitted non-audit services performed by outside auditors, and will not engage outside auditors to perform any non-audit services proscribed by law or regulation. The Audit Committee may delegate authority for the pre-approval of all audit and non-audit services to a member of the Committee. All such approvals will be reported to the Audit Committee at its next scheduled meeting. The approval of a non-audit service to be performed by the outside auditors shall be disclosed to the investors in a timely manner in accordance with applicable regulations.

                                OTHER INFORMATION

         The Nominating Committee will consider nominees recommended by stockholders for election as directors at the annual meeting in the year 2008 if information concerning the recommended nominees is received by the Company not later than February 17, 2008 and not before January 18, 2008.

         Stockholder proposals intended to be presented at the annual meeting in the year 2008 must be received by the Company prior to January 7, 2008 to be considered for inclusion in the Company's proxy statement and form of proxy for that meeting.

                       By Order of the Board of Directors

                               MICHAEL K. SOLOMON
                                    Secretary